Exhibit 99.1
For more information contact:
Jennifer Moreno Reddick
Executive Director, Investor Relations
312.573.5634
jennifer.morenoreddick@navigant.com
NAVIGANT REPORTS GROWTH IN SECOND QUARTER
REVENUES AND EARNINGS PER SHARE
•	Second quarter 2011 revenues before reimbursements (RBR) of $173 million, up 12% year over year and 2% sequentially. First half 2011 RBR up 11% over the same period in 2010.

•	GAAP EPS of $0.21 for second quarter 2011, up from $0.16 in second quarter 2010 and $0.17 in first quarter 2011. Adjusted EPS of $0.21 for second quarter 2011, up from $0.17 in second quarter 2010 and $0.19 in first quarter 2011. First half 2011 adjusted EPS of $0.40, up 29% from the same period in 2010.

•	Consultant utilization of 79% for second quarter 2011, up from 73% in second quarter 2010 and 78% in first quarter 2011.

•	Strong cash flow results in $23 million net debt reduction from first quarter 2011. $400 million five-year, unsecured revolving credit facility completed during the quarter.
CHICAGO, July 27, 2011 — Navigant (NYSE:NCI) today announced financial results for the second quarter ended June 30, 2011.
“We are pleased with our year to date operating and financial performance,” stated William M. Goodyear, Chairman and Chief Executive Officer. “For the third consecutive quarter, revenues improved both sequentially and year over year while market demand in our key practice areas drove the highest utilization we have seen in over three years. The breadth of client demand in each of our four segments is encouraging. Based on this solid first half and our updated outlook for the rest of the year, full year 2011 revenues and adjusted earnings per share are expected to move toward the higher end of our previously communicated ranges.”
Second Quarter 2011 Results
The Company’s second quarter 2011 results are summarized as follows:

Total Company Second Quarter 2011 Financial Results (1)
	Q2 2011	Q2 2010	Change	Q1 2011	Change
Revenues Before Reimbursements ($000)	$173,293	$154,617	12.1%	$169,604	2.2%
Total Revenues ($000)	$194,408	$172,323	12.8%	$188,799	3.0%
EBITDA ($000)	$25,328	$23,400	8.2%	$22,380	13.2%
Adjusted EBITDA ($000)	$25,571	$24,407	4.8%	$23,616	8.3%
Net Income ($000)	$10,760	$7,828	37.5%	$8,778	22.6%
Earnings Per Share	$0.21	$0.16	31.3%	$0.17	23.5%
Adjusted Earnings Per Share	$0.21	$0.17	23.5%	$0.19	10.5%
Average Billable Full Time Equivalents (FTEs)	1,764	1,660	6.3%	1,782	-1.0%
End of Period Billable FTEs	1,768	1,668	6.0%	1,776	-0.5%
Consultant Utilization (1,850 base)	79%	73%	8.2%	78%	1.3%
Average Bill Rate (excluding performance based fees)	$277	$266	4.1%	$274	1.1%
Days Sales Outstanding (DSO)	82	79	3.8%	83	-1.2%
1) EBITDA, Adjusted EBITDA and Adjusted Earnings per Share are non GAAP financial measures. See the attached financial schedules for a reconciliation of EBITDA, Adjusted EBITDA and Adjusted Earnings per Share to the most directly comparable GAAP financial measures.
Navigant reported second quarter 2011 RBR of $173 million, up 12% from $155 million in second quarter 2010 and up 2% from $170 million in first quarter 2011. Top line improvements reflected growing demand in key practice areas as well as the ongoing impact of investments and senior hires made in 2010. Consultant utilization was a strong 79% for second quarter 2011, an increase from 73% in second quarter 2010 and 78% in first quarter 2011. Average billable FTEs were 1,764 for second quarter 2011, up from 1,660 in second quarter 2010 and down modestly from 1,782 in first quarter 2011. Average bill rate, excluding performance based fees, improved to $277 for second quarter 2011 compared to $266 in second quarter 2010 and $274 in first quarter 2011.
RBR improved for every segment on both a year over year and a sequential basis, reflecting solid market demand across the Company. Second quarter 2011 EBITDA increased 8% from second quarter 2010 and 13% from first quarter 2011. As anticipated, cost of services and general and administrative expenses combined were up modestly from first quarter 2011 levels. Depreciation and amortization expenses declined during second quarter 2011 while interest expense was down sharply from the year ago quarter. The Company generated strong net cash flow provided by operating activities of $37 million for second quarter 2011, up from $29 million in second quarter 2010. Additionally, as previously announced, the Company recently completed a new $400 million five-year, unsecured revolving credit facility.

Business Segment Highlights

Business Segment Second Quarter 2011 Financial Results (2)
	Q2 2011	Q2 2010	Change	Q1 2011	Change
Business Segment Revenues ($000)
Business Consulting Services	$81,193	$71,756	13.2%	$79,627	2.0%
Dispute and Investigative Services	73,117	63,867	14.5%	72,006	1.5%
Economic Consulting	19,889	18,622	6.8%	18,539	7.3%
International Consulting	20,209	18,078	11.8%	18,627	8.5%

Total Company	$194,408	$172,323	12.8%	$188,799	3.0%

Business Segment Revenues before Reimbursements ($000)
Business Consulting Services	$71,710	$63,430	13.1%	$70,469	1.8%
Dispute and Investigative Services	66,789	59,737	11.8%	65,753	1.6%
Economic Consulting	18,475	16,966	8.9%	17,874	3.4%
International Consulting	16,319	14,484	12.7%	15,508	5.2%

Total Company	$173,293	$154,617	12.1%	$169,604	2.2%

Business Segment Operating Profit ($000)
Business Consulting Services	$23,453	$23,148	1.3%	$23,182	1.2%
Dispute and Investigative Services	27,279	21,585	26.4%	25,777	5.8%
Economic Consulting	6,029	6,273	-3.9%	5,757	4.7%
International Consulting	3,549	3,663	-3.1%	3,282	8.1%

Total Company	$60,310	$54,669	10.3%	$57,998	4.0%

(2) A metrics summary including data by segment is available at www.navigant.com/investor_relations.
Navigant’s Business Consulting Services segment generated RBR of $72 million in second quarter 2011, up 13% from second quarter 2010 and 2% from first quarter 2011. Segment utilization remained a steady 81% on both a year over year and a sequential basis, while average billable FTEs increased slightly to 905 in second quarter 2011, up from 899 in first quarter 2011. Year over year headcount comparisons reflect the Company’s healthcare investments in October 2010. The segment’s healthcare and energy practices represented a combined 74% of second quarter 2011 Business Consulting Services RBR and are expected to continue to drive year over year growth opportunities for the segment.
Navigant’s Dispute and Investigative Services segment reported RBR of $67 million in second quarter 2011, up 12% from second quarter 2010 and 2% from first quarter 2011. Segment operating profit improved to 41% for second quarter 2011, up from 36% in second quarter 2010 and 39% in first quarter 2011. Segment utilization was a strong 81% for the quarter, an increase from 69% in second quarter 2010 and 76% in first quarter 2011. Average bill rate also improved to $314 for second quarter 2011 compared to $300 in second quarter 2010 and $308 in first quarter 2011. Average billable FTEs declined to 562 for second quarter 2011 compared to 642 in second quarter 2010 and 584 in first quarter 2011. Year over year headcount declines were primarily due to actions taken in late 2010 to realign the segment’s construction disputes practice. Continued credit crisis engagement opportunities, combined with increasing regulatory pressure in the healthcare compliance marketplace and improving demand for construction related disputes services, are driving opportunities for this segment.
Navigant’s Economic Consulting segment generated RBR of $18 million for second quarter 2011, up 9% from second quarter 2010 and 3% from first quarter 2011. Segment utilization was 88% for second quarter 2011 compared to 76% in second quarter 2010 and 79% in first quarter 2011. Average bill rate was $376 for second quarter 2011, down from $385 in second quarter 2010 due to billable hour mix, while up from $371 in first quarter 2011. Average billable FTEs were 121 for second quarter 2011, compared to 119 in second quarter 2010 and down slightly from 130 in first quarter 2011. Antitrust and credit crisis related matters favorably impacted second quarter 2011 results.
Navigant’s International Consulting segment reported RBR of $16 million for second quarter 2011, up 13% from second quarter 2010 and 5% from first quarter 2011. Segment operating profit of $4 million for second quarter 2011 was down 3% from second quarter 2010 and up 8% from first quarter 2011. Consultant utilization was 62% for second quarter 2011, up from 60% in second quarter 2010 and down from 65% in first quarter 2011. Average bill rate was $303 for second quarter 2011 compared to $259 in second quarter 2010 and $313 in first quarter 2011. Improving demand in the global construction and global financial services practice areas drove second quarter 2011 results.
2011 Outlook
Based upon Navigant’s first half performance and outlook for the balance of the year, estimated 2011 revenues, RBR and adjusted EPS are expected to be toward the higher end of previously communicated ranges. As originally stated, these estimated ranges include total 2011 revenues between $715 and $760 million, RBR between $650 and $690 million, and adjusted EPS between $0.70 and $0.77 per share. The outlook for adjusted EBITDA remains unchanged at between $95 and $105 million.
Conference Call Details
Goodyear will host a conference call to discuss the Company’s second quarter 2011 financial results at 10:00 a.m. Eastern Time on Wednesday, July 27, 2011. The conference call may be accessed via the Navigant website (www.navigant.com/investor_relations) or by dialing 888.847.7597 (630.395.0268 for international callers) and referencing pass code “NCI.” A replay of the web cast will be available for approximately 90 days.

About Navigant
Navigant (NYSE: NCI) is a specialized, global expert services firm dedicated to assisting clients in creating and protecting value in the face of critical business risks and opportunities. Through senior level engagement with clients, Navigant professionals combine technical expertise in Disputes and Investigations, Economics, Financial Advisory and Management Consulting, with business pragmatism in the highly regulated Construction, Energy, Financial Services and Healthcare industries. More information about Navigant can be found at www.navigant.com.
Statements included in this press release which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “outlook,” “plans,” “goals,” “anticipates,” “believes,” “intends,” “estimates,” “expects” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the success and timing of the Company’s implementation of its strategic business assessment; the success of the Company’s organizational changes and cost reduction actions; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions; pace, timing and integration of acquisitions; impairment charges; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results are included under the “Risk Factors” section and elsewhere in the Company’s filings with the Securities and Exchange Commission (SEC), which are available on the SEC’s website or at www.navigant.com/investor_relations. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.
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NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the quarters ended June 30,		For the six months ended June 30,
	2011	2010	2011	2010

Revenues:
Revenues before reimbursements	$173,293	$154,617	$342,897	$308,487
Reimbursements	21,115	17,706	40,310	37,386

Total revenues	194,408	172,323	383,207	345,873
Cost of Services:
Cost of services before reimbursable expenses	116,822	102,128	231,637	204,358
Reimbursable expenses	21,115	17,706	40,310	37,386

Total costs of services	137,937	119,834	271,947	241,744
General and administrative expenses	31,143	29,089	63,552	59,549
Depreciation expense	3,206	3,553	6,583	7,354
Amortization expense	2,163	2,962	4,464	5,758

Operating income	19,959	16,885	36,661	31,468
Interest expense	1,911	3,508	3,751	6,986
Interest income	(429)	(311)	(796)	(624)
Other (income) expense, net	72	(44)	36	61

Income before income tax expense	18,405	13,732	33,670	25,045
Income tax expense	7,645	5,904	14,132	10,770

Net income	$10,760	$7,828	$19,538	$14,275

Basic net income per share	$0.21	$0.16	$0.39	$0.29
Shares used in computing income per basic share	50,820	49,205	50,498	48,948

Diluted net income per share	$0.21	$0.16	$0.38	$0.28
Shares used in computing income per diluted share	51,270	50,264	51,153	50,180

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AND SELECTED DATA
(In thousands, except DSO data)
(Unaudited)

	June 30,	June 30,	December 31,
	2011	2010	2010

ASSETS

Current assets:
Cash and cash equivalents	$384	$3,000	$1,981
Accounts receivable, net	190,730	162,227	179,058
Prepaid expenses and other current assets	26,293	19,243	19,697
Deferred income tax assets	13,425	13,130	18,749

Total current assets	230,832	197,600	219,485
Non-current assets:
Property and equipment, net	35,800	40,459	38,903
Intangible assets, net	19,533	29,851	23,194
Goodwill	566,213	521,859	561,002
Other assets	27,552	22,605	26,451

Total assets	$879,930	$812,374	$869,035

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$11,821	$9,640	$10,900
Accrued liabilities	7,781	9,196	7,936
Accrued compensation-related costs	60,991	50,406	72,639
Income tax payable	—	—	2,306
Term loan current	—	18,397	18,397
Other current liabilities	29,017	40,363	43,401

Total current liabilities	109,610	128,002	155,579
Non-current liabilities:
Deferred income tax liabilities	49,241	40,809	42,274
Other non-current liabilities	22,278	19,461	25,907
Bank debt non-current	205,221	24,094	33,695
Term loan non-current	—	160,058	150,859

Total non-current liabilities	276,740	244,422	252,735

Total liabilities	386,350	372,424	408,314

Stockholders’ equity:
Common stock	61	60	61
Additional paid-in capital	562,089	560,282	564,214
Treasury stock	(194,519)	(209,936)	(206,162)
Retained earnings	134,781	105,461	115,243
Accumulated other comprehensive loss	(8,832)	(15,917)	(12,635)

Total stockholders’ equity	493,580	439,950	460,721

Total liabilities and stockholders’ equity	$879,930	$812,374	$869,035

Selected Data

Days sales outstanding, net (DSO)	82	79	81

NAVIGANT CONSULTING, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except per share data)
(Unaudited)

	For the quarters ended		For the six months ended
	June 30,		June 30,
	2011	2010	2011	2010
Cash flows from operating activities:
Net income	$10,760	$7,828	$19,538	$14,275
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	3,206	3,553	6,583	7,354
Amortization expense	2,163	2,962	4,464	5,758
Share-based compensation expense	2,433	1,963	4,133	2,938
Accretion of interest expense	221	196	529	401
Deferred income taxes	4,157	2,495	11,313	7,814
Allowance for doubtful accounts receivable	1,003	2,354	3,028	3,938
Changes in assets and liabilities:
Accounts receivable	(5,589)	10,069	(13,962)	(3,541)
Prepaid expenses and other assets	139	(8,530)	(4,745)	(9,780)
Accounts payable	73	406	889	1,561
Accrued liabilities	(26)	(943)	(217)	1,203
Accrued compensation-related costs	19,512	11,296	(11,751)	(19,120)
Income tax payable	104	(1,173)	(2,266)	(1,782)
Other liabilities	(777)	(3,870)	(3,577)	(3,370)

Net cash provided by operating activities	37,379	28,606	13,959	7,649

Cash flows from investing activities:

Purchases of property and equipment	(1,677)	(2,423)	(3,401)	(5,479)
Acquisitions of businesses, net of cash acquired	(1,046)	(29,870)	(1,046)	(33,870)
Payments of acquisition liabilities	(10,000)	—	(10,217)	—
Other, net	—	—	(225)	—

Net cash used in investing activities	(12,723)	(32,293)	(14,889)	(39,349)

Cash flows from financing activities:
Issuances of common stock	410	872	1,050	1,533
Payment upon termination of credit agreement	(250,613)	—	(250,613)	—
Proceeds from new credit agreement	250,613	—	250,613	—
Borrowings from banks, net of repayments	(23,275)	5,734	6,432	25,049
Payments of term loan	—	(460)	(4,599)	(40,920)
Payments of debt issuance costs	(2,814)	—	(2,814)	—
Other, net	(163)	271	(839)	(119)

Net cash provided by (used in) financing activities	(25,842)	6,417	(770)	(14,457)

Effect of exchange rate changes on cash and cash equivalents	(62)	(91)	103	13

Net increase (decrease) in cash and cash equivalents	(1,248)	2,639	(1,597)	(46,144)
Cash and cash equivalents at beginning of the period	1,632	361	1,981	49,144

Cash and cash equivalents at end of the period	$384	$3,000	$384	$3,000

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
RECONCILIATION OF NON GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
Non-GAAP Financial Information
This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP) are included in this press release. In recent years, the Company incurred significant severance expense directly related to its strategic realignment, as well as substantial staffing reductions made to meet weaker market demand primarily during the recessionary period which began at the end of 2008. Adjusted EBITDA and adjusted operating income excludes severance and adjusted earnings per share excludes the net income impact of severance in all periods presented. Severance is not considered to be non-recurring, infrequent or unusual to our business, however, management believes providing investors with this information enhances the comparability of the company’s operating performance across periods. While management believes that these non-GAAP financial measures are useful in evaluating Navigant’s operations, this information should be considered as supplemental in nature and not as a substitute for or superior to, any measure prepared in accordance with GAAP.
EBITDA, Adjusted EBITDA, Adjusted operating income
EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (GAAP). The Company believes EBITDA provides useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company’s financial and operating performance and its ability to generate cash flows from operations that are available for interest, debt service, taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. Adjusted EBITDA and adjusted operating income excludes the impact of severance as discussed above. This measure should be considered as supplemental in nature and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

	For the quarters ended June 30,		For the six months ended June 30,
	2011	2010	2011	2010

EBITDA reconciliation:
Operating income	$19,959	$16,885	$36,661	$31,468
Depreciation	3,206	3,553	6,583	7,354
Amortization	2,163	2,962	4,464	5,758

EBITDA	$25,328	$23,400	$47,708	$44,580

Adjusted EBITDA and operating income to exclude severance expense reconciliation to operating income:
Operating income	$19,959	$16,885	$36,661	$31,468
Severance expense	243	1,007	1,479	1,843

Adjusted operating income to exclude severance expense	$20,202	$17,892	$38,140	$33,311
Depreciation	3,206	3,553	6,583	7,354
Amortization	2,163	2,962	4,464	5,758

Adjusted EBITDA, excluding severance expense	$25,571	$24,407	$49,187	$46,423

Adjusted earnings per share (adjusted to exclude the net income impact from severance expense)
The Company discloses adjusted earnings per share to exclude the net income impact from severance expense. Management believes the adjusted earnings per share information provides additional insights into Navigant’s ongoing operating performance. This measure should be considered as supplemental in nature and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

	For the quarters ended		For the six months ended
	June 30,		June 30,
	2011	2010	2011	2010

Severance expense	$243	$1,007	$1,479	$1,843
Income tax (benefit)(1)	(96)	(371)	(536)	(693)

Net income impact of severance expense	$147	$636	$943	$1,150

Shares used in computing income per diluted share	51,270	50,264	51,153	50,180
Diluted income per share impact of severance expense	$—	$0.01	$0.02	$0.02

Net income	$10,760	$7,828	$19,538	$14,275
Net income impact of severance expense	147	636	943	1,150

Adjusted net income, excluding the net income impact of severance expense	$10,907	$8,464	$20,481	$15,425

Shares used in computing income per diluted share	51,270	50,264	51,153	50,180
Adjusted earnings per share, excluding the net income impact of severance expense	$0.21	$0.17	$0.40	$0.31

(1)	Effective income tax (benefit) has been determined based on specific tax jurisdiction.